EXHIBIT FS-2

                               UNITIL CORPORATION

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


ASSETS:                                            (Audited)
                                                 December 31,
                                                     2002                    Adjustments              Pro Formed
                                                 ------------               ------------              ----------
Utility Plant
  Electric                                           $193,152                                           $193,152
  Gas                                                  44,796                                             44,796
  Common                                               27,573                                             27,573
  Construction Work in Progress                         5,658                     19,010 (E)              24,668
                                                    ---------                  ---------               ---------
     Utility Plant                                    271,179                     19,010                 290,189
Less: Accumulated Depreciation                         82,587                                             82,587
                                                    ---------                  ---------               ---------
     Net Utility Plant                                188,592                     19,010                 207,602
                                                    ---------                  ---------               ---------
Miscellaneous Property & Investments                      651                                                651
                                                    ---------                  ---------               ---------

Current Assets:
  Cash                                                  7,160                                              7,160
  Accounts Receivable                                  19,513                                             19,513
  Refundable Taxes                                      4,851                         76 (B)               4,927
  Materials and Supplies                                2,323                                              2,323
  Prepayments                                           1,735                                              1,735
  Accrued Revenue                                       4,842                                              4,842
                                                    ---------                  ---------               ---------
     Total Current Assets                              40,424                         76                  40,500


Noncurrent Assets:
  Regulatory Assets                                   244,011                                            244,011
  Debt Issuance Costs, net                              1,755                                              1,755
  Other Noncurrent Assets                               5,350                                              5,350
                                                    ---------                  ---------               ---------
     Total Noncurrent Assets                          251,116                                            251,116

                                                    ---------                  ---------               ---------
TOTAL                                                $480,783                     19,086                $499,869
                                                     ========                  =========                ========

       (The accompanying Notes are an integral part of these statements.)

                     CONSOLIDATED BALANCE SHEETS (000's) (A)


CAPITALIZATION AND LIABILITIES:                     (Audited)
                                                  December 31,
                                                      2002                   Adjustments              Pro Formed
                                                  -----------                -----------              ----------
Capitalization:
  Common Stock Equity                                 $74,350                      ($131)(D)             $74,219
  Preferred Stock, Non-Redeemable                         225                                                225
  Preferred Stock, Redeemable                           3,097                                              3,097
  Long-term Debt, Less Current Portion                104,226                                            104,226
                                                      -------                    -------                 -------
     Total Capitalization                             181,898                       (131)                181,767

Current Liabilities:
  Long-term Debt, Current Portion                       3,243                                              3,243
  Capitalized Lease, Current Portion                      800                                                800
  Accounts Payable                                     14,221                                             14,221
  Short-Term Debt                                      35,990                     19,010 (F)              55,000
  Dividends Declared and Payable                           77                                                 77
  Refundable Customer Deposits                          1,336                                              1,336
  Interest Payable                                      1,311                        207 (C)               1,518
  Other Current Liabilities                             9,062                                              9,062
                                                        -----                    -------                  -----
     Total Current Liabilities                         66,040                     19,217                  85,257

Deferred Income Taxes                                  47,332                                             47,332
                                                       ------                    -------                  ------

Noncurrent Liabilities
  Power Supply Contract Obligations                   175,657                                            175,657
  Capitalized Leases, Less Current Portion              2,534                                              2,534
  Other Deferred Credits                                7,322                                              7,322
                                                        -----                    -------                   -----
     Total Noncurrent Liabilities                     185,513                                            185,513

                                                     --------                    -------                --------
TOTAL                                                $480,783                    $19,086                $499,869
                                                     ========                    =======                ========


                          (The accompanying Notes are an integral part of these statements.)


                               UNITIL CORPORATION

                 CONSOLIDATED STATEMENTS OF EARNINGS (000's) (A)


                                                    (Audited)
                                                   Year Ended
                                                  December 31,
                                                      2002                   Adjustments              Pro Formed
                                                  -----------                -----------              ----------

Operating Revenues:
  Electric                                            167,317                                            167,317
  Gas                                                  20,283                                             20,283
  Other                                                   786                                                786
      Total Operating Revenues                        188,386                                            188,386

Operating Expenses:
  Fuel and Purchased Power                            114,598                                            114,598
  Gas Purchased for Resale                             11,143                                             11,143
  Operating and Maintenance                            25,667                                             25,667
  Restructuring Charge                                  1,598                                              1,598
  Depreciation and Amortization                        14,911                                             14,911
  Provisions for Taxes:
    Local Property and Other                            4,731                                              4,731
    Federal and State Income                            2,490                        (76)(B)               2,414
                                                        -----                        ---                   -----
      Total Operating Expenses                        175,138                        (76)                175,062
                                                      -------                        ---                 -------
Operating Income                                       13,248                         76                  13,324

Non-Operating Expenses:
  Gain on Non-Utility Investments, net of tax             (82)                                               (82)
  Other Non-Operating Expenses                            185                                                185
                                                          ---                        ---                     ---
Non-operating Expense                                     103                                                103
                                                          ---                        ---                     ---
Income Before Interest Expense                         13,145                         76                  13,221

  Interest Expense, Net                                 7,057                        207 (C)               7,264
                                                        -----                        ---                   -----
Net Income                                              6,088                       (131)(D)               5,957
Less Dividends on Preferred Stock                         253                                                253
                                                          ---                        ---                     ---

Earnings Applicable to Common Shareholders             $5,835                      ($131)                 $5,704
                                                       ======                      =====                  ======

                          (The accompanying Notes are an integral part of these statements.)

                               UNITIL CORPORATION
              Notes to Pro Forma Consolidated Financial Statements

(A) These statements have been pro formed to reflect an increase in Short- Term Debt to the requested borrowing limit and the corresponding impact on expenses and Earnings.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Short-Term Debt is reflected in higher interest costs for the twelve months period.

(D) Lower Earnings and Common Equity (e.g. Retained Earnings) reflects the impact of higher interest expense.

(E)  Assumes all borrowings are made to fund capital additions to plant.

(F) Relects the incremental increase in Short-Term Debt to reach the borrowing limit.